CONFIRMING STATEMENT

This Statement confirms that the undersigned, Kathryn V. Marinello, has authorized and designated each of
Harris Black, James W. Cuminale, Jamere Jackson, William Bradley, Lynn Johnson, Tiffany Beverley and
Jeffrey Charlton to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Nielsen N.V. The authority of Harris
Black, James W. Cuminale, Jamere Jackson, William Bradley, Lynn Johnson, Tiffany Beverley and Jeffrey Charlton
under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of Nielsen N.V., unless earlier revoked in writing. The undersigned acknowledges that Harris Black, James W. Cuminale, Jamere Jackson, William Bradley, Lynn Johnson,
Tiffany Beverley and Jeffrey Charlton are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

       By:/s/ Kathryn Marinello

             Name: Kathryn V. Marinello

       Date: October 23, 2014

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